UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 26, 2011

DELTEK, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33772	54-1252625
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2291 Wood Oak Drive, Herndon, VA		20171
(Address of Principal Executive Offices)		(Zip code)

Registrant’s telephone number, including area code: (703)734-8606

N/A

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

Deltek, Inc. (the “Company”) is filing this Form 8-K/A as an amendment to the Current Report on Form 8-K filed by the Company with the U.S. Securities and Exchange Commission on May 26, 2011 (the “Original Filing”). The Original Filing reported the voting results of its 2011 Annual Meeting of Stockholders held on May 26, 2011 (the “Annual Meeting”). The sole purpose of this Form 8-K/A is to disclose the Company’s decision as to how frequently it will conduct future shareholder advisory votes on named executive officer compensation (“Say-on-Pay Votes”). No other changes have been made to the Original Filing.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, stockholders cast over 90% of votes in favor of holding future Say-on-Pay Votes every three years. The Board of Directors of the Company had recommended the frequency of Say-on-Pay Votes to be every three years. In light of the consistency of the stockholder vote with the recommendation of the Board of Directors and other factors that the Board of Directors had considered, the Company will hold future Say-on-Pay Votes every three years, with the next Say-on-Pay Vote to be held at the Company’s 2014 Annual Meeting of Stockholders. The next advisory stockholder vote regarding the frequency of Say-on-Pay Votes will be held at the Company’s 2017 Annual Meeting of Stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 14, 2012	DELTEK, INC.

	By:	/s/ David Schwiesow
David Schwiesow
Senior Vice President, General Counsel and Secretary

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